UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

ACHIEVE LIFE SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	033-80623	95-4343413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 W. Broadway, Suite 400 Vancouver, BC	V6H 4B1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 736-3678

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to University of Bristol License Agreement

On January 22, 2018, Achieve Life Sciences, Inc. (the “Company”) entered into an amendment (the “Amendment”) to their existing license agreement, dated July 13, 2016 (the “License Agreement”) with the University of Bristol (the “Licensor”), pursuant to which the Company received exclusive rights for all human medicinal uses of cytisine across all therapeutic categories from the Licensor from research activities into cytisine and its derivatives.

In consideration of rights granted by the Licensor pursuant to the Amendment, Achieve agreed to pay an initial amount of $37,500 upon the execution of the Amendment, and additional amounts of up to $1.7 million, in the aggregate, tied to a financing milestone and to specific clinical development and commercialization milestones resulting from activities covered by the Amendment (in addition to amounts under the original License Agreement of up to $3.2 million in the aggregate, tied to specific financing, development and commercialization milestones.) Additionally, if Achieve successfully commercializes any product candidate subject to the Amendment or to the original License Agreement, Achieve will be responsible, as provided in the original License Agreement, for royalty payments in the low-single digits and payments up to a percentage in the mid-teens of any sublicense income, subject to specified exceptions, based upon net sales of such licensed products. To date, Achieve has paid $50,000 to the Licensor pursuant to the original License Agreement.

Unless otherwise terminated, the License Agreement will continue until the earlier of July 2036 or the expiration of the last patent claim subject to the License Agreement. Achieve may terminate the License Agreement for convenience upon a specified number of days’ prior notice to the Licensor. The License Agreement will terminate under customary termination provisions including Achieve’s bankruptcy or insolvency or its material breach of the agreement. Any patents issued in connection with these applications would be scheduled to expire on either February 5, 2036 or August 19, 2036.

Item 5.08 Shareholder Director Nominations

2017 Annual Meeting of Stockholders

On January 23, 2018, Company set the date of its 2018 annual meeting of stockholders (the “2018 Annual Meeting”) as May 22, 2018, which date is more than 30 days from the first anniversary of the date of the Company’s 2017 annual meeting of stockholders that was held on October 26, 2017.

Previously, the Company had set the date of its 2018 Annual Meeting as May 24, 2018, as announced in the Company’s Proxy Statement filed on September 21, 2017. To be timely for our 2018 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on January 24, 2018 and not later than the close of business on February 24, 2018.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing its entry into the Amendment is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The information in this Item 7.01 of Current Report on Form 8-K, as well as Exhibit 99.1, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Exhibit Title or Description

99.1	Press Release issued by Achieve Life Sciences, Inc. dated January 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACHIEVE LIFE SCIENCES, INC.

Date: January 24, 2018	/s/ John Bencich
John Bencich
Chief Financial Officer